EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement pertaining to the OEA, Inc. Employees' Stock Option Plan and the OEA, Inc. Nonemployee Directors' Stock Option Plan of our report dated September 21, 1998, with respect to the consolidated financial statements of OEA, Inc., included in its Annual Report on Form 10-K for the year ended July 31, 1998, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP


Denver, Colorado
November 2, 1998